As filed with the Securities and Exchange Commission on April 1, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

DEMANDTEC, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	94-3344761
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

One Franklin Parkway, Building 910

San Mateo, CA 94403

(650) 645-7100

(Address of principal executive offices) (Zip Code)

2007 EQUITY INCENTIVE PLAN

2007 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

Daniel R. Fishback

President and Chief Executive Officer

1 Franklin Parkway, Building 910

San Mateo, CA 94403

(Name and address of agent for service)

(650) 645-7100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of	Amount	Maximum	Maximum
Securities to	to be	Offering	Aggregate	Amount of
be Registered	Registered (1)	Price per Share	Offering Price (2)	Registration Fee
Options and Rights to purchase Common Stock	1,911,068	N/A	N/A	N/A
Common Stock (par value $0.001)	1,911,068 shares	$12.86	$24,576,334.48	$2,853.32

(1)                                  The shares registered hereunder include (i) 1,592,557 shares of Common Stock reserved for issuance pursuant to the 2007 Equity Incentive Plan and (ii) 318,511 shares of Common Stock reserved for issuance pursuant to the 2007 Employee Stock Purchase Plan.  This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2007 Equity Incentive Plan and the 2007 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of DemandTec, Inc.

(2)                                  Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of DemandTec, Inc. as reported on the Nasdaq Global Market on March 29, 2011.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.             Incorporation of Documents by Reference

DemandTec, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)                                  The Registrant’s Annual Report on Form 10-K for the fiscal year ended February 28, 2010;

(b)                                 (1)  The Registrant’s Quarterly Reports on Form 10-Q filed with the SEC for the fiscal quarters ended May 31, 2010, August 31, 2010 and November 30, 2010;

(2)  The Registrant’s Current Reports on Forms 8-K filed with the Commission on May 4, 2010, August 5, 2010, October 28, 2010, February 4, 2011, March 10, 2011 and March 16, 2011, in each case only to the extent filed and not furnished; and

(c)                                  The description of the Registrant’s outstanding Common Stock contained in the Registrant’s Registration Statement No. 001-33634 on Form 8-A filed with the SEC on July 31, 2007, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.             Description of Securities

Not applicable.

Item 5.             Interests of Named Experts and Counsel

Not applicable.

Item 6.             Indemnification of Directors and Officers

The Registrant’s restated certificate of incorporation and amended and restated bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. The Registrant’s restated certificate of incorporation provides that the Registrant’s directors will not be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or the Registrant’s stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	for any transaction from which the director derives any improper personal benefit.

The Registrant’s restated certificate of incorporation also provides that, if Delaware law is amended after the approval by the Registrant’s stockholders of the restated certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Registrant’s directors will be eliminated or limited to the fullest extent permitted by Delaware law.

The Registrant’s amended and restated bylaws provide that the Registrant will indemnify the Registrant’s directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on the Registrant’s behalf. The Registrant’s amended and restated bylaws provide that the Registrant must advance the expenses incurred by a director or officer in advance of the final disposition of an action or proceeding. The Registrant’s amended and restated bylaws also authorize the Registrant to indemnify any of the Registrant’s employees or agents and permit the Registrant to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.

The Registrant has entered into an indemnification agreement with each of the Registrant’s directors and executive officers and certain other key employees. The agreement provides that the Registrant will indemnify him or her against any and all expenses that he or she incurs because of his or her status as one of the Registrant’s directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, the Registrant’s restated certificate of incorporation and the Registrant’s amended and restated bylaws, except in a proceeding initiated by that person without the approval of the Registrant’s board of directors. In addition, the agreement provides that, to the fullest extent permitted by Delaware law, the Registrant will advance all expenses incurred by him or her in connection with a legal proceeding.

Item 7.             Exemption from Registration Claimed

Not applicable.

Item 8.             Exhibits

Exhibit Number	Exhibit

4.1

Restated Certificate of Incorporation of the Registrant. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1/A (File No. 333-143248, Exhibit 3.2) filed with the SEC on July 20, 2007).

4.2

Amended and Restated Bylaws of the Registrant. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1/A (File No. 333-143248, Exhibit 3.4) filed with the SEC on July 20, 2007).

5	Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1

DemandTec, Inc. 2007 Equity Incentive Plan. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1/A (File No. 333-143248, Exhibit 10.3) filed with the SEC on July 20, 2007).

99.2

DemandTec, Inc. 2007 Employee Stock Purchase Plan. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-8 (File No. 333-165908, Exhibit 99.2) filed with the SEC on April 6, 2010).

Item 9.             Undertakings

A.            The undersigned Registrant hereby undertakes:  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended  (the “1933 Act”), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 2007 Equity Incentive Plan and the 2007 Employee Stock Purchase Plan.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on this 1st day of April, 2011.

DEMANDTEC, INC.

By:	/s/ Daniel R. Fishback
Daniel R. Fishback
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of DemandTec, Inc., a Delaware corporation, do hereby constitute and appoint Daniel Fishback and Mark Culhane, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel R. Fishback	President, Chief Executive Officer and	April 1, 2011
Daniel R. Fishback	Director (Principal Executive Officer)

/s/ Mark A. Culhane	Executive Vice President and Chief Financial	April 1, 2011
Mark A. Culhane	Officer (Principal Financial and Accounting Officer)

Signature	Title	Date

/s/ Ronald R. Baker	Director	April 1, 2011
Ronald R. Baker

/s/ Ronald E. F. Codd	Director	April 1, 2011
Ronald E.F. Codd

/s/ Linda Fayne Levinson	Director	April 1, 2011
Linda Fayne Levinson

/s/ Victor L. Lund	Chairman of the Board of Directors	April 1, 2011
Victor L. Lund

/s/ Joshua W. R. Pickus	Director	April 1, 2011
Joshua W.R. Pickus

/s/ Charles J. Robel	Director	April 1, 2011
Charles J. Robel

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1

Restated Certificate of Incorporation of the Registrant. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1/A (File No. 333-143248, Exhibit 3.2) filed with the SEC on July 20, 2007).

4.2

Amended and Restated Bylaws of the Registrant. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1/A (File No. 333-143248, Exhibit 3.4) filed with the SEC on July 20, 2007).

5	Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1

DemandTec, Inc. 2007 Equity Incentive Plan. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1/A (File No. 333-143248, Exhibit 10.3) filed with the SEC on July 20, 2007).

99.2

DemandTec, Inc. 2007 Employee Stock Purchase Plan. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-8 (File No. 333-165908, Exhibit 99.2) filed with the SEC on April 6, 2010).